Exhibit 4.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-6 (File No. 333-296800) of our report dated September 22, 2026, relating to the financial statement of Advisors Disciplined Trust 2359, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Other Matters” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

September 22, 2026